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                                                                   Exhibit 23(a)

BUCKLEY DODDS
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Chartered Accountants                      Suite 1140 - 1185 West Georgia Street
                                                  Vancouver, B.C. Canada V6E 4E6
                                                       Telephone: (604) 688-7227
                                                             Fax: (604) 681-7716

May 5, 1998




Securities Exchange Commission

Dear Sirs:

Re: Interactive Entertainment Limited, "the Company" (formerly Skygames
    International Inc.)
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We refer the Form S-3 Registration Statement of the Company dated May 7, 1998.

We consent to the use in Amendment No. 1 to the above mentioned Form S-3 Registration Statement of our report dated April 28, 1997, (except for Note 14 which is revised as of February 1, 1998), to the shareholders of the Company on the following financial statements:

     -  Consolidated balance sheets as at February 28, 1997 and February 29,
        1996;

     - Consolidated statements of operations, deficit and changes in financial position for the years then ended.

We report that we have read the Form S-3 Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein that is derived from the financial statements upon which we have reported or that is within our knowledge as a result of our audit of such financial statements.

This letter is provided to the Securities Regulatory Authority to which it is addressed pursuant to the requirements of their securities legislation and not for any other purpose.

Yours truly,


/s/ Buckley Dodds

BUCKLEY DODDS
Chartered Accountants


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